Exhibit 21.1
SUBSIDIARIES OF AMEREN CORPORATION
AT DECEMBER 31, 2007

State or Jurisdiction
Name	of Organization

Ameren Corporation	Missouri
Ameren Development Company	Missouri
Missouri Central Railroad Company	Delaware
Gateway Energy Systems, L.C.	Missouri
Gateway Energy WGK Project, L.L.C.	Missouri
Ameren Energy Resources Company*	Illinois
Ameren Energy Development Company**	Illinois
Ameren Energy Generating Company	Illinois
Coffeen and Western Railroad Company	Illinois
Ameren Energy Marketing Company	Illinois
Illinois Materials Supply Co.	Illinois
Electric Energy, Inc. (40% interest)***	Illinois
Midwest Electric Power Inc.	Illinois
Joppa and Eastern Railroad Company	Illinois
Met South, Inc.	Illinois
Massac Enterprises LLC	Illinois
AmerenEnergy Medina Valley Cogen, L.L.C.	Illinois
Ameren Energy Fuels and Services Company	Illinois
Cowboy Railroad Development Co. L.L.C.	Arkansas
Ameren Illinois Transmission Company	Illinois
Ameren Services Company	Missouri
Central Illinois Public Service Company, d/b/a AmerenCIPS	Illinois
CIPSCO Investment Company	Illinois
CIPSCO Leasing Company	Illinois
CILCORP INC.	Illinois
Central Illinois Light Company, d/b/a AmerenCILCO	Illinois
AmerenEnergy Resources Generating Company	Illinois
CLC Aircraft Leasing LLC	Delaware
QST Enterprises Inc.	Illinois
ESE Land Corporation	Illinois
California/Nevada Development L.L.C.	Delaware
Energy Risk Assurance Company	Vermont
Missouri Energy Risk Assurance Company LLC	Missouri
Illinois Power Company, d/b/a AmerenIP	Illinois
Illinois Power Securitization Limited Liability Company	Delaware
Illinois Power Special Purpose Trust	Delaware

Union Electric Company, d/b/a AmerenUE	Missouri
Electric Energy, Inc. (40% interest)***	Illinois
Midwest Electric Power Inc.	Illinois
Joppa and Eastern Railroad Company	Illinois
Met South, Inc.	Illinois
Massac Enterprises LLC	Illinois
Fuelco LLC	Delaware
Union Electric Development Corporation****	Missouri

*	Eliminated in February 2008 through merger into a newly formed Ameren Energy Resources Company, LLC (Delaware), which is a direct subsidiary of Ameren Corporation.
**	Eliminated in February 2008 through merger into Ameren Energy Resources Company (Illinois), which was subsequently eliminated in February 2008 through merger into newly formed Ameren Energy Resources Company, LLC.
***	As of February 29, 2008, 80% interest in Electric Energy, Inc. will be held by newly formed Ameren Energy Resources Company, LLC.
****	Effective January 1, 2008, Union Electric Company issued a dividend of Union Electric Development Corporation stock to Ameren Corporation, which caused Union Electric Development Corporation to become a direct subsidiary of Ameren Corporation.
Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute significant subsidiary as of December 31, 2007.